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                                                                     Exhibit 10

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Post-Effective Amendment No. 21 to Registration Statement No. 33-4026 on Form N-1A of our report dated December 11, 2002 appearing in the October 31, 2002 Annual Report of Merrill Lynch EuroFund in the Statement of Additional Information which is part of this Registration Statement. We also consent to the reference to us under the caption "Financial Highlights" in the Prospectus, which is part of such Registration Statement.

/s/  Deloitte & Touche LLP

Princeton, New Jersey
February 20, 2003